EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-194012 and No.333-196698 and No. 333-205340) and Form S‑3 (No.333-201817 and No. 333-202287) of Platform Specialty Products Corporation of our report dated March 11, 2016 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Stamford, CT
March 11, 2016